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                                                                     Exhibit 4.1

                              XRAYMEDIA.COM, INC.

                            2000 STOCK OPTION PLAN


     1.   Purpose.  The purpose of this Plan is to provide additional incentives
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to key employees, officers, directors and consultants of E-Bidd.com, Inc. (to be renamed Xraymedia.com), Inc., and any of its Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with those corporations and otherwise promoting the success of the business activities of such corporations. It is intended that Options issued under this Plan constitute either "incentive stock options" within the meaning of Section 422 of the Code or nonqualified stock options.

     2.   Definitions.  As used herein, the following definitions apply:
          -----------

          (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Board" means the Board of Directors of the Employer.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Common Stock" means the Employer's common stock.

          (e) "Committee" means the Board or the Committee appointed by the Board in accordance with Section 4(a).

          (f) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee; Continuous Status as an Employee will not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence.

          (g) "Employee" means any person employed by or serving as an employee, consultant, officer or director of the Employer or any Subsidiary of the Employer, which is hereafter organized or acquired by the Employer.

          (h) "Employer" means E-Bidd.com, Inc. (to be renamed Xraymedia.com, Inc.), a Minnesota corporation.

          (i) "Nonemployee Director" has the meaning set forth in Rule 16b-3 under the 1934 Act.


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                            2000 Stock Option Plan

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          (j)  "Option" means a stock option granted under the Plan, which may constitute either Incentive Stock Options (as provided for under Section 422 of the Code), or Nonqualified Stock Options.

          (k)  "Optioned Stock" means the Common Stock subject to an Option.

          (l)  "Optionee" means an Employee who receives an Option.

          (m) "Plan" means this Employee Stock Option Plan, as amended from time to time.

          (n) "Shareholder-Employee" means an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any Subsidiary; for this purpose, the attribution of stock ownership rules provided in Section 424 of the Code apply.

          (o) "Subsidiary" means any bank or other corporation of which not less than fifty percent (50%) of the voting shares are held by the Employer or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Employer or a Subsidiary.

     3.   Stock Subject to Options.
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          (a)  Number of Shares Reserved. The maximum number of shares which may
               -------------------------
     be optioned and sold under the Plan is one million (1,000,000) shares of Common Stock of the Employer, subject to adjustment as provided in Section 6(j). During the term of this Plan, the Employer will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

          (b)  Expired Options.  If any outstanding Option expires or becomes
               ---------------
     unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option will again become available for other Option grants.

     4.   Administration of the Plan.
          --------------------------

          (a) The Committee. The Board administers the Plan directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting solely of two or more Nonemployee Directors. All references in the Plan to the "Committee" are to such separate Committee, if any is established, or if none is then in existence, then to the Board as a whole. Once appointed, any such Committee must continue to serve until otherwise directed by the Board. From


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                            2000 Stock Option Plan

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     time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies (however caused). At all times, the Board has the power to remove all members of the Committee and thereafter to directly administer the Plan as a Committee of the whole.

          (b)  Meetings; Reports.  The Committee shall select one of its members
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     as chairman, and hold meetings at such times and places as the chairman or a majority of the Committee may determine. All actions of the Committee must be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting. At least annually, the Committee must present a written report to the Board indicating the Employees to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

          (c)  Powers of the Committee.  Subject to all provisions and
               -----------------------
     limitations of the Plan, the Committee has the authority and discretion to:

               (1) Determine the Employees to whom Options are to be granted, the times of grant, and the number of shares to be represented by each Option, subject to the provisions of Section 6(b) in the case of Incentive Stock Options;

               (2) Determine the Option price for the shares of Common Stock to be issued pursuant to each Option, subject to the provisions of
          Section 6(b) in the case of Incentive Stock Options;

               (3) Determine all other terms and conditions of each Option granted under the Plan (including specifying the dates upon which Options become exercisable and whether and to whom Options are transferable), which need not be identical;

               (4) Modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to the provisions of Sections 6(l) and 6(m);

               (5)  Interpret the Plan;

               (6) Authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee; and

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                            2000 Stock Option Plan

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               (7)  Make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

          (d)  Final Authority; Limitation of Liability. The Committee's
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     decisions, determinations and interpretations are final and binding on all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board may be held liable for any action or determination made in good faith with respect to the Plan or any Option.

     5.   Eligibility; Limitation of Rights.  Options may be granted only to
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Employees whom the Committee, in its discretion, determines to be key Employees.
The grant of Options under the Plan is entirely discretionary with the Committee, and the adoption of the Plan does not confer upon any Employee any right to receive any Option or Options unless and until granted by the Committee, in its sole discretion. Neither the adoption of the Plan nor the grant of any Options to any Employee or Optionee will confer any right to continued employment, nor shall the same interfere in any way with the Employee's right or that of the Employer (or any Subsidiary) to terminate the Employee's employment at any time.

     6.   Option Terms; Conditions.  All Option grants under the Plan must be
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(i) approved in advance by the Committee; and (ii) documented in written Option agreements in such form as the Committee approves from time to time. All Option agreements must comply with, and are subject to the following terms and conditions:

          (a)  Number of Shares; Annual Limitation.  Each Option agreement must
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     state whether the Option is an Incentive Stock Option or a Nonqualified
     Stock Option, and the number of shares subject to Option. Any number of Options may be granted to a single eligible Employee at any time and from time to time, except that, in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by such Employee in any one calendar year (under all incentive stock option plans of the Employer and all of its Subsidiaries taken together) may not exceed one hundred thousand dollars ($100,000).

          (b)  Option Price.  The Option price for the shares of Common Stock to
               ------------
     be issued under the Option will be the price determined by the Committee, except that, in the case of Incentive Stock Options, the price may not be less than the fair market value of the Common Stock on the date of grant of the Incentive Stock Option. In the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option price must be at least one hundred and ten percent (110%) of the fair market value of the Common Stock on

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     the date of grant of the Incentive Stock Option. Fair market value is determined by the Committee in its discretion; provided, however, that in
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     the event that there is a public market for the Common Stock, the fair market value is, if available, (i) the closing price of the Common Stock as of the date of grant as reported (in descending order of priority) on (A) a national securities exchange listing the Common Stock, (B) the NASDAQ Stock Market, (C) a national automated quotation system with daily trading volume in the Common Stock in excess of 10,000 shares, or (D) a regional securities exchange listing the Common Stock, and otherwise (ii) the average of the closing bid and asked prices of the Common Stock for the previous five trading days.

          (c)  Consideration; Manner of Exercise.  The Option price is payable
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     either (i) in U.S. dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock of the Employer, services, or other property. An Option is deemed to be exercised when written notice of exercise has been given to the Employer in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

          (d)  Term of Option.  Under no circumstances may an Option granted
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     under the Plan be exercisable after the expiration of ten (10) years from the date such Option is granted. Further, the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee may not exceed five (5) years from the date of grant of such Option. Subject to the foregoing and other applicable provisions of the Plan including but not limited to Section 6(e), the Committee, in its discretion, must determine the term of each Option.

          (e) Date of Grant; Holding Period.  The grant date of an Option, for
              -----------------------------
     all purposes, is the date the Committee makes the determination granting the Option, as set forth in the Option agreement. Shares of Common Stock obtained upon the exercise of any Option may not be sold by any Optionee that is subject to Section 16 of the 1934 Act until six (6) months have elapsed since the date of the Option grant.

          (f)  Death of Optionee.  In the event of the death of an Optionee who
               -----------------
     at the time of his death was an Employee and who had been in Continuous Status as an Employee since the date of grant of the Option, the Option terminates on the earlier of (i) six (6) months after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement (except that if the expiration date of a Nonqualified Stock Option should occur during the 90-day period immediately following the Optionee's death, such Option terminates at the end of such 90-day period). Under these circumstances, the Option will be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.


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          (g)  Disability of Optionee.  If an Optionee's status as an Employee
               ----------------------
     is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) and if the Optionee had been in Continuous Status as an Employee at all times between the date of grant of the Option and the termination of his status as an Employee, the Option terminates on the earlier of (i) one (1) year after the date of termination of his status as an Employee, or (ii) the expiration date otherwise provided in the Option agreement.

          (h)  Termination of Status as an Employee.  If an Optionee's status as
               ------------------------------------
     an Employee is terminated at any time after the grant of an Option by the Optionee for any reason other than death or disability, as provided in Sections 6(f) and 6(g), and not by the Company, as provided below, the Option terminates on the earlier of (i) thirty (30) days following termination of status as an Employee, or (ii) the expiration date otherwise provided in the Option agreement. Except as expressly provided by the Committee, if an Optionee's status as an Employee is terminated at any time after the grant of an Option by the Company for any reason, then the Option terminates on the date of termination of status as an Employee.

          (i)  Nontransferability of Options. Except as expressly provided by
               -----------------------------
     the Committee, no Option granted under the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          (j)  Adjustments Upon Changes in Capitalization.  Subject to any
               ------------------------------------------
     required action by the shareholders of the Employer, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the price per share of Common Stock specified in each outstanding Option, must be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer; provided, however, that conversion of any
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     convertible securities of the Employer will not be deemed to have been
     "effected without receipt of consideration."

          Any adjustments as a result of a change in the Employer's capitalization will be made by the Committee, whose determination in that respect is final, binding and conclusive, subject to the condition that no Incentive Stock Option may be adjusted by the Committee under this Section 6(j) in a manner that causes the Option to fail to continue to qualify as such within the meaning of Section 422 of the Code. Except as otherwise expressly

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     provided in this Section 6(j), no Optionee shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this Section 6(j), any issue by the Employer of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Options, and no adjustments in Options shall be made by reason thereof. The grant of an Option under the Plan does not in any way affect the right or power of the Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

          (k)  Conditions Upon Issuance of Shares.  Shares of Common Stock may
               ----------------------------------
     not be issued with respect to an Option granted under the Plan unless the exercise of the Option and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, including, applicable federal and state securities laws.

          As a condition to the exercise of an Option, the Employer may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Employer, such a representation is required by any relevant provisions of law.

          (l)  Merger, Sale of Assets, Etc.  In the event of the merger or
               ---------------------------
     reorganization of the Employer with or into any other corporation, or in the event of a proposed sale of substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer (collectively, "sale transaction"): (i) all outstanding Options that are not then fully exercisable becomes exercisable immediately before the date of closing of any sale transaction or such earlier date as the Committee may fix; and (ii) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In the event of such termination, however, the Committee must notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee has the right to exercise his Option prior to said termination date.

          (m)  Substitute Stock Options.  In connection with the acquisition or
               ------------------------
     proposed acquisition by the Employer or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted incentive stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old option; provided, however, that the issuance of any new Option for an old incentive stock option must satisfy the requirements of Section 424(a) of the Code.



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          (n)  Tax Compliance.  The Employer, in its sole discretion, may take
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     any actions that it reasonably believes to be required in order to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to: (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Employer under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Employer under applicable tax laws. Withholding or reporting is considered required for purposes of this Section 6(n) if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such reporting or withholding.

          (o)  Other Provisions.  Option agreements executed under the Plan may
               ----------------
     contain such other provisions as the Committee deems advisable, provided that: (i) they are not inconsistent with any of the other terms and conditions of the Plan or applicable laws, and (ii) in the case of Incentive Stock Options, the provisions are not inconsistent with the provisions of Section 422 of the Code.

     7.   Term of the Plan.  The Plan is effective on adoption of the Plan by
          ----------------
the Board, subject to shareholder approval if required under Section 9. Unless sooner terminated as provided in Section 8, the Plan will terminate on the tenth
(10th) anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of the Plan.

     8.  Amendment; Early Termination.  The Board may terminate or amend the
         ----------------------------
Plan at any time and in such respects as it deems advisable, although no amendment or termination would affect any previously-granted Options, which would remain in full force and effect notwithstanding any amendment or termination of the Plan. Shareholder approval of any amendments to the Plan must be obtained whenever required by applicable law(s) or rules of any stock market or exchange on which the Common Stock is listed.

     9.  Shareholder Approval.  If required by applicable law(s) or rules of any
         --------------------
stock market or exchange on which the Common Stock is listed, continuance of the Plan is subject to approval of the Plan by affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Employer at a duly convened meeting of the shareholders of the Employer, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board.


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                            CERTIFICATE OF ADOPTION
                            -----------------------

     I certify that the foregoing plan was adopted by the Board on May 5, 2000, and will be submitted for approval within one year after adoption by the Employer's shareholders.


                                                /s/ Brian Walker
                                                --------------------------
                                                Brian Walker
                                                Secretary
                                                E-bidd.com, Inc. (to be renamed
                                                Xraymedia.com, Inc.)



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                            2000 Stock Option Plan

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